                                                                     Exhibit 4.5

                            ORTEC INTERNATIONAL, INC.

                   CERTIFICATE OF DESIGNATION OF PREFERENCES,
                             RIGHTS AND LIMITATIONS
                                       OF
                     SERIES E 6% CONVERTIBLE PREFERRED STOCK

                         PURSUANT TO SECTION 151 OF THE
                        DELAWARE GENERAL CORPORATION LAW

        The undersigned, Costa Papastephanou and Ron Lipstein, do hereby certify that:

                1. They are the President and Secretary, respectively, of Ortec
International, Inc., a Delaware corporation (the "Corporation").

                2. The Corporation is authorized to issue 1,000,000 shares of preferred stock, 6,272.0156 of which have been issued.

                3. The following resolutions were duly adopted by the Board of
Directors:

        WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of
1,000,000 shares, $0.001 par value per share, issuable from time to time in one or more series;

        WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

        WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of, except as otherwise set forth in the Purchase Agreement, up to 8,000 shares of the preferred stock which the corporation has the authority to issue, as follows:

        NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

                            TERMS OF PREFERRED STOCK

     Section 1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

     "Alternate Consideration" shall have the meaning set forth in Section 7(e).

                                    "Bankruptcy Event" means any of the
                  following events: (a) the Corporation or any Significant
                  Subsidiary (as such term is defined in Rule 1-02(w) of
                  Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or
                  liquidation or similar law of any jurisdiction relating to the
                  Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation or any Significant
                  Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the
                  Corporation or any Significant Subsidiary thereof is
                  adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered;
                  (d) the Corporation or any Significant Subsidiary thereof
                  suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) the
                  Corporation or any Significant Subsidiary thereof makes a
                  general assignment for the benefit of creditors; (f) the
                  Corporation or any Significant Subsidiary thereof calls a
                  meeting of its creditors with a view to arranging a
                  composition, adjustment or restructuring of its debts; or (g)
                  the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

                                    "Base Conversion Price" shall have the
meaning set forth in Section 7(b).

                                    "Business Day" means any day except
                  Saturday, Sunday, any day which shall be a federal legal
                  holiday in the United States or any day on which banking
                  institutions in the State of New York are authorized or
                  required by law or other governmental action to close.

                                    "Buy-In" shall have the meaning set forth in
Section 6(e)(iii).

                                    "Change of Control Transaction" means the
                  occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual, legal entity or
                  "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation (other than by means of
                  conversion or exercise of Preferred Stock and the Securities issued together with the Preferred Stock), or (ii) the
                  Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the Corporation or the successor entity of such transaction, or (iii) the
                  Corporation sells or transfers all or substantially all of its assets to another Person and the stockholders of the
                  Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a one year period of more than one-half of the members of the Corporation's board of directors which is not approved by a majority of those individuals who are
                  members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of
                  directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v)
                  the execution by the Corporation of an agreement to which the
                  Corporation is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above;
                  provided, however, that the Corporation's issuance of shares of its Common Stock in connection with the Hapto Merger shall not be deemed to constitute a Change of Control Transaction.

                                    "Closing Date" means the Trading Day when
                  all of the Transaction Documents have been executed and
                  delivered by the applicable parties thereto and all conditions precedent to (i) the Holders' obligations to pay the
                  Subscription Amount and (ii) the Corporation's obligations to deliver the Securities have been satisfied or waived.

                                    "Commission" means the Securities and Exchange Commission.

                                    "Common Stock" means the Corporation's
common stock, par value $.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

                                    "Common Stock Equivalents" means any
                  securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common
                  Stock, including, without limitation, any debt, preferred
                  stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

                                    "Conversion Amount" means the sum of the
Stated Value at issue.

                                    "Conversion Date" shall have the meaning set
forth in Section 6(a).

                                    "Conversion Price" shall have the meaning
set forth in Section 6(b).

                                    "Conversion Shares" means, collectively, the
shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

                                    "Conversion Shares Registration Statement"
                  means a registration statement that registers the resale of all Conversion Shares of the Holder, who shall be named as a
                  "selling stockholder" therein and meets the requirements of the Registration Rights Agreement.

                                    "Dilutive Issuance" shall have the meaning
set forth in Section 7(b).

                                    "Dilutive Issuance Notice" shall have the
meaning set forth in Section 7(b).

                                    "Dividend Payment Date" shall have the
meaning set forth in Section 3(a).

                                    "Dividend Share Amount" shall have the
meaning set forth in Section 3(a).

                                    "Effective Date" means the date that the
Conversion Shares Registration Statement is declared effective by the
Commission.

                                    "Equity Conditions" means, during the period
                  in question, (i) the Corporation shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder on or prior to the dates so requested or required, if any, (ii) the Corporation shall have paid all liquidated damages and other amounts owing to the Holder in respect of the Preferred Stock, (iii) there is an effective Conversion Shares Registration Statement
                  pursuant to which the Holder is permitted to utilize the
                  prospectus thereunder to resell all of the shares of Common
                  Stock issuable pursuant to the Transaction Documents (and the
                  Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (iv)
                  the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are
                  listed for trading on such Trading Market (and the Corporation believes, in good faith, that trading of the Common Stock on a
                  Trading Market will continue uninterrupted for the foreseeable future), (v) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the shares of Common Stock issuable pursuant to the Transaction Documents, (vi) there is no
                  existing Triggering Event or no existing event which, with the passage of time or the giving of notice, would constitute a
                  Triggering Event, (vii) the issuance of the shares in question to the Holder would not violate the limitations set forth in
                  Section 6(c) herein, (viii) there has been no public
                  announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been
                  consummated, (ix) no Holder is in possession of any
                  information that constitutes, or may constitute, material
                  non-public information and (x) the Corporation shall have
                  received Authorized Share Approval.

                                    "Exchange Act" means the Securities Exchange
Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                                    "Exempt Issuance" means the issuance of (a)
                  shares of Common Stock or options to employees, officers or directors of the Corporation pursuant to any stock or option plan duly adopted by (i) a majority of the non-employee
                  members of the Board of Directors of the Corporation, (ii) a majority of the members of a committee of non-employee
                  directors established for such purpose or (iii) an affirmative vote of the shareholders of the Corporation pursuant to
                  Delaware law, (b) securities upon the exercise of or
                  conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the Purchase Agreement, provided that such securities have not been amended since the date of the Purchase Agreement to
                  increase the number of such securities or to decrease the
                  exercise or conversion price of any such securities, and (c)
                  securities issued pursuant to acquisitions or strategic
                  transactions approved by a majority of the disinterested
                  directors, provided that any such issuance shall only be to a
                  Person which is, itself or through its subsidiaries, an
                  operating company in a business synergistic with the business of the Corporation and shall provide to the Corporation
                  additional benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

                                    "Forced Conversion" shall mean the automatic
conversion of the Preferred Stock pursuant to Section 8(a).

                                    "Fundamental Transaction" shall have the
meaning set forth in Section 7(e).

                                    "Holder" shall have the meaning given such
term in Section 2.

                                    "Junior Securities" means the Common Stock
                  and all other Common Stock Equivalents of the Corporation
                  other than those securities which are explicitly senior or pari passu to the Preferred Stock in dividend rights or
                  liquidation preference.

                                    "Liquidation" shall have the meaning set
forth in Section 5.

                                    "New York Courts" shall have the meaning set
forth in Section 11(d).

                                    "Notice of Conversion" shall have the
meaning set forth in Section 6(a).

                                    "Original Issue Date" means the date of the
                  first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of
                  Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

                                    "Permitted Indebtedness" means the
                  Indebtedness existing on the Original Issue Date and set forth on Schedule 3.1(ff) attached to the Purchase Agreement and (b)
                  any other Indebtedness incurred with the prior written consent of the Holders of 75% of the outstanding Preferred Stock at the time such additional Indebtedness is incurred, which
                  consent may be granted or withheld in the absolute discretion of each Holder.

                                    "Permitted Lien" means the individual and
                  collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by
                  appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Corporation) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the
                  Corporation's business, such as carriers', warehousemen's and mechanics' Liens, statutory landlords' Liens, and other
                  similar Liens arising in the ordinary course of the
                  Corporation's business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Corporation and its
                  consolidated Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the
                  forfeiture or sale of the property or asset subject to such
                  Lien; and (c) Liens incurred in connection with Permitted
                  Indebtedness under clause (b) thereunder, provided that such
                  Liens are not secured by assets of the Corporation or its
                  Subsidiaries other than the assets so acquired or leased.

                                     "Preferred Stock" shall have the meaning
set forth in Section 2.

                                    "Purchase Agreement" means the Securities
                  Purchase Agreement, dated as of the Original Issue Date, to which the Corporation and the original Holders are parties, as amended, modified or supplemented from time to time in
                  accordance with its terms.

                                    "Registration Rights Agreement" means the
                  Registration Rights Agreement, dated as of the date of the
                  Purchase Agreement, to which the Corporation and the original
                  Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

                                    "Securities Act" means the Securities Act of
1933, as amended, and the rules and regulations promulgated thereunder.

                                    "Share Delivery Date" shall have the meaning
set forth in Section 6(e).

                                    "Stated Value" shall have the meaning set
forth in Section 2.

                                    "Subscription Amount" means, as to each
                  Purchaser, the amount in United States Dollars and in
                  immediately available funds to be paid for the Preferred Stock purchased pursuant to the Purchase Agreement as specified
                  below such Purchaser's name on the signature page of the
                  Purchase Agreement and next to the heading "Subscription
                  Amount."

                                    "Subsidiary" shall have the meaning set
forth in the Purchase Agreement.

                                    "Trading Day" means a day on which the
principal Trading Market is open for business.

                                    "Trading Market" means the following markets
                  or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq National Market, the New
                  York Stock Exchange or the OTC Bulletin Board.

                                    "Transaction Documents" shall have the
meaning set forth in the Purchase Agreement.

                                    "Triggering Event" shall have the meaning
set forth in Section 9(a).

                                    "Triggering Redemption Amount" means, for
                  each share of Preferred Stock, the sum of (i) the greater of
                  (A) 130% of the Stated Value and (B) the product of (a) the
                  VWAP on the Trading Day immediately preceding the date of the
                  Triggering Event and (b) the Stated Value divided by the then
                  Conversion Price, (ii) all accrued but unpaid dividends
                  thereon and (iii) all liquidated damages and other costs,
                  expenses or amounts due in respect of the Preferred Stock.

                                    "Triggering Redemption Payment Date" shall
have the meaning set forth in Section 9(b).

                                    "VWAP" means, for any date, the price
                  determined by the first of the following clauses that applies:
                  (a) if the Common Stock is then listed or quoted on a Trading
                  Market, the daily volume weighted average price of the Common
                  Stock for such date (or the nearest preceding date) on the
                  Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P.
                  (based on a Trading Day from 9:30 a.m. (New York City time) to
                  4:02 p.m. (New York City time)); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date)
                  on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets"
                  published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so
                  reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent
                  appraiser selected in good faith by the Purchasers and
                  reasonably acceptable to the Corporation.

                                    Section 2. Designation, Amount and Par
                  Value. The series of preferred stock shall be designated as its Series E 6% Convertible Preferred Stock (the "Preferred
                  Stock") and the number of shares so designated shall be up to
                  8,000 (which shall not be subject to increase without the
                  written consent of all of the holders of the Preferred Stock
                  (each, a "Holder" and collectively, the "Holders")). Each
                  share of Preferred Stock shall have a par value of $.001 per share and a stated value equal to $1,000, subject to increase set forth in Section 3(a) below (the "Stated Value").

                                    Section 3.                          Dividends.
                                    ---------                           ---------

a)   Dividends in Cash or in Kind. Holders shall be entitled to receive, and the
     Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 6% per annum (subject to increase pursuant to Section 9(b)), payable quarterly on January 1, April
     1, July 1 and October 1, beginning on July 1, 2006, and on each Conversion
     Date (except that, if such date is not a Trading Day, the payment date shall be the next succeeding Trading Day) (each such date, a "Dividend
     Payment Date") in cash or duly authorized, validly issued, fully paid and non-assessable shares of Common Stock as set forth in this Section 3(a), or a combination thereof (the amount to be paid in shares of Common Stock, the
     "Dividend Share Amount"). The form of dividend payments to each Holder shall be determined in the following order of priority: (i) if funds are legally available for the payment of dividends and the Equity Conditions have not been met during the 20 consecutive Trading Days immediately prior to the applicable Dividend Payment Date, in cash only; (ii) if funds are legally available for the payment of dividends and the Equity Conditions have been met during the 20 consecutive Trading Days immediately prior to the applicable Dividend Payment Date, at the sole election of the
     Corporation, in cash or shares of Common Stock which shall be valued solely for such purpose at 90% of the average of the VWAPs for the 10 consecutive
     Trading Days ending on the Trading Day that is immediately prior to the
     Dividend Payment Date; (iii) if funds are not legally available for the payment of dividends and the Equity Conditions have been met during the 20 consecutive Trading Days immediately prior to the applicable Dividend
     Payment Date, in shares of Common Stock which shall be valued solely for such purpose at 90% of the average of the VWAPs for the 10 consecutive
     Trading Days ending on the Trading Day that is immediately prior to the
     Dividend Payment Date; (iv) if funds are not legally available for the payment of dividends and the Equity Condition relating to an effective
     Conversion Shares Registration Statement has been waived by such Holder, as to such Holder only, in unregistered shares of Common Stock which shall be valued solely for such purpose at 90% of the average of the VWAPs for the
     10 consecutive Trading Days ending on the Trading Day that is immediately prior to the Dividend Payment Date; and (v) if funds are not legally available for the payment of dividends and the Equity Conditions have not been met during the 20 consecutive Trading Days immediately prior to the applicable Dividend Payment Date, then, at the election of such Holder, such dividends shall accrue to the next Dividend Payment Date or shall be accreted to, and increase, the outstanding Stated Value. The Holders shall have the same rights and remedies with respect to the delivery of any such shares as if such shares were being issued pursuant to Section 6. On the
     Closing Date the Corporation shall have notified the Holders whether or not it may legally pay cash dividends as of the Closing Date. The Corporation shall promptly notify the Holders at any time the Corporation shall become able or unable, as the case may be, to legally pay cash dividends. If at any time the Corporation has the right to pay dividends in cash or Common
     Stock, the Corporation must provide the Holder with at least 20 Trading
     Days' notice of its election to pay a regularly scheduled dividend in
     Common Stock (the Corporation may indicate in such notice that the election contained in such notice shall continue for later periods until revised by a subsequent notice). Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the
     Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Except as otherwise provided herein, if at any time the
     Corporation pays dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the Holders based upon the number of shares of Preferred Stock held by each Holder on such Dividend
     Payment Date. Any dividends, whether paid in cash or shares of Common
     Stock, that are not paid within three Trading Days following a Dividend
     Payment Date shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum or the lesser rate permitted by applicable law (such fees to accrue daily, from the Dividend
     Payment Date through and including the date of payment). If at any time the
     Corporation delivers a notice to the Holders of its election to pay the dividends in shares of Common Stock, the Corporation shall timely file a prospectus supplement pursuant to Rule 424 disclosing such election.

b)                So long as any Preferred Stock shall remain outstanding,
                  neither the Corporation nor any Subsidiary thereof shall
                  redeem, purchase or otherwise acquire directly or indirectly any Junior Securities except as expressly permitted by Section
                  9(a)(viii). So long as any Preferred Stock shall remain
                  outstanding, neither the Corporation nor any Subsidiary
                  thereof shall directly or indirectly pay or declare any
                  dividend or make any distribution upon (other than a dividend or distribution described in Section 6 or dividends due and paid in the ordinary course on preferred stock of the
                  Corporation at such times when the Corporation is in
                  compliance with its payment and other obligations hereunder), nor shall any distribution be made in respect of, any Junior
                  Securities as long as any dividends due on the Preferred Stock remain unpaid, nor shall any monies be set aside for or
                  applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Preferred Stock.

c)                The Corporation acknowledges and agrees that the capital of the Corporation (as such term is used in Section 154 of the
                  Delaware General Corporation Law) in respect of the Preferred
                  Stock and any future issuances of the Corporation's capital stock shall be equal to the aggregate par value of such
                  Preferred Stock or capital stock, as the case may be, and
                  that, on or after the date of the Purchase Agreement, it shall not increase the capital of the Corporation with respect to any shares of the Corporation's capital stock issued and
                  outstanding on such date. The Corporation also acknowledges and agrees that it shall not create any special reserves under
                  Section 171 of the Delaware General Corporation Law without the prior written consent of each Holder.

     Section 4. Voting Rights. Subject to the limitations set forth in Section
6(c), the Preferred Stock shall vote on an "as converted" basis on all matters submitted to the holders of the Common Stock, and as otherwise required by law.
In addition, as long as any shares of Preferred Stock are outstanding, the
Corporation shall not, without the affirmative vote of the Holders of 67% of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation
(as defined in Section 5) senior to or otherwise pari passu with the Preferred
Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (d) increase the authorized number of shares of Preferred Stock, (e) enter into a Fundamental
Transaction or Change of Control Transaction or (f) enter into any agreement with respect to any of the foregoing.

     Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, for each share of Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Fundamental Transaction or
Change of Control Transaction shall be deemed a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

     Section 6. Conversion.

     a) Conversions at Option of Holder. Each share of Preferred Stock shall be convertible at the option of the Holder, at any time and from time to time from and after the Original Issue Date into that number of shares of Common Stock
(subject to the limitations set forth in Section 6(c) determined by dividing the
Stated Value of such share of Preferred Stock by the Conversion Price. Prior to
Authorized Share Approval, each Holder shall only be entitled to convert up to that number of shares of Preferred Stock as shall constitute such Holder's pro-rata portion of the total number of shares of Preferred Stock outstanding on the Original Issue Date in respect of the 30,000,000 authorized but unissued shares of Common Stock reserved for issuance upon conversion of the Preferred
Stock. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a "Notice of Conversion").
Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers by facsimile such
Notice of Conversion to the Corporation (the "Conversion Date"). If no
Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of
Conversion shall control in the absence of manifest or mathematical error. To effect conversions, as the case may be, of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing such shares of Preferred Stock to the Corporation unless all of the shares of Preferred
Stock represented thereby are so converted, in which case the Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into
Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

     b) Conversion Price. The conversion price for the Preferred Stock shall equal $0.20, subject to adjustment herein (the "Conversion Price").

     c) Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such
Holder (together with such Holder's Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder's Affiliates)
would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of
Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred
Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Stated Value of Preferred Stock beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including the Warrants) beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this
Section 6(c) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates) and of how many shares of Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of
Conversion shall be deemed to be such Holder's determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates) and how many shares of the
Preferred Stock are convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of
Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with
Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of = Common Stock as stated in the most recent of the following: (A) the Corporation's most recent Form 10-QSB or Form 10-KSB, as the case may be, (B) a more recent public announcement by the Corporation or (C) a more recent notice by the Corporation or the Corporation's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Corporation shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common
Stock then outstanding. In any case, the number of outstanding shares of Common
Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its Affiliates since the date as of which such number of outstanding shares of
Common Stock was reported. The "Beneficial Ownership Limitation" shall be 4.99%
of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of
Preferred Stock held by the Holder. The Beneficial Ownership Limitation provisions of this Section 6(c) may be waived by such Holder, at the election of such Holder, upon not less than 61 days' prior notice to the Corporation, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of Preferred Stock held by the Holder and the provisions of this Section 6(c) shall continue to apply. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation shall not be further waived by such Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Preferred Stock.

d)                [RESERVED].

e)                Mechanics of Conversion

i.   Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date (the "Share Delivery Date"), the Corporation
     shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates which, on or after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of
     Preferred Stock, and (B) a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required to pay accrued dividends in cash). On or after the Effective Date, the Corporation shall, upon request of the Holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Corporation under this
     Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading
     Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates, to rescind such Conversion Notice by written notice to the Corporation, in which event the Corporation shall promptly return to the Holder any original Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return any
     Common Stock certificates representing the shares of Preferred Stock tendered for conversion to the Corporation.

ii.  Obligation Absolute; Partial Liquidated Damages. The Corporation's
     obligation to issue and deliver the Conversion Shares upon conversion of
     Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other
     Person of any obligation to the Corporation or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the
     Corporation to the Holder in connection with the issuance of such
     Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against the Holder. In the event a Holder shall elect to convert any or all of the Stated Value of its Preferred Stock, the Corporation may not
     refuse conversion based on any claim that such Holder or any one associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Preferred Stock of the Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of the Holder in the amount of 150% of the Stated Value of Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the
     Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 6(e)(i) on the second Trading Day after the Share
     Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each
     $5,000 of Stated Value of Preferred Stock being converted, $50 per Trading
     Day (increasing to $100 per Trading Day on the third Trading Day and increasing to $200 per Trading Day on the sixth Trading Day after such damages begin to accrue) for each Trading Day after such second Trading Day after the Share Delivery Date until such certificates are delivered.
     Nothing herein shall limit a Holder's right to pursue actual damages or declare a Triggering Event pursuant to Section 9 for the Corporation's failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The Exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

iii. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon
     Conversion. If the Corporation fails to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section
     6(e)(i), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise)
     shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a "Buy-In"), then the
     Corporation shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the
     Holder's total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the
     Holder, either reissue (if surrendered) the shares of Preferred Stock equal to the number of shares of Preferred Stock submitted for conversion or deliver to the Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(e)(i). For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a
     Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay the Holder $1,000. The Holder shall provide the
     Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation's failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.

iv.  Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it has reserved 30,000,000 shares of Common Stock as of the Original
     Issue Date, and upon receipt of Authorized Share Approval, will at all times thereafter, reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock and payment of dividends on the Preferred
     Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the
     Preferred Stock, not less than such aggregate number of shares of the
     Common Stock as shall (subject to the terms and conditions in the Purchase
     Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of all outstanding shares of
     Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Conversion Shares Registration Statement is then effective under the Securities Act, shall be registered for public sale in accordance with such Conversion Shares Registration Statement.

v.   Fractional Shares. Upon a conversion hereunder, the Corporation shall not be required to issue stock certificates representing fractions of shares of
     Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If the Corporation elects not, or is unable, to make such a cash payment, the
     Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

vi.  Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Preferred Stock shall be made without charge to the
     Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the
     Holder of such shares of Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

     Section 7. Certain Adjustments.

a)   Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this
     Preferred Stock); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares;
     or (D) issues, in the event of a reclassification of shares of the Common
     Stock, any shares of capital stock of the Corporation, then the Conversion
     Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the
     Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section
     7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

-    b) Subsequent Equity Sales. If the Corporation or any Subsidiary thereof, at any time while this Preferred Stock is outstanding, sells or grants any option to purchase or sells or grants any right to reprice its securities, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock
     Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price
     (such lower price, the "Base Conversion Price" and such issuances collectively, a "Dilutive Issuance") (if the holder of the Common Stock or
     Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the
     Dilutive Issuance), then the Conversion Price shall be reduced to equal the
     Base Conversion Price. Notwithstanding the foregoing, no adjustment will be made under this Section 7(b) in respect of an Exempt Issuance. The
     Corporation shall notify the Holder in writing, no later than the Business
     Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 7(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Corporation provides a
     Dilutive Issuance Notice pursuant to this Section 7(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of
     Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

c)   Subsequent Rights Offerings. If the Corporation, at any time while this
     Preferred Stock is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the VWAP on the record date referenced below, then the
     Conversion Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered
     (assuming delivery to the Corporation in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such
     VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

-    d) Pro Rata Distributions. If the Corporation, at any time while this
     Preferred Stock is outstanding, distributes to all holders of Common Stock
     (and not to Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than Common Stock, which shall be subject to Section
     7(b)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets, evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of
     Directors of the Corporation in good faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e)   Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the
     Corporation with or into another Person, (B) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer
     (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a
     "Fundamental Transaction"), then, upon any subsequent
     ------------------------ conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such
     Fundamental Transaction, the holder of one share of Common Stock (the
     "Alternate Consideration"). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to
     ------------------------ apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of
     Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a
     Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this
     Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the
     Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holder new preferred stock consistent with the foregoing provisions and evidencing the Holder's right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(e) and insuring that this Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

-    f) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the
     Corporation) issued and outstanding.

g)   Notice to the Holders.

     i. Adjustment to Conversion Price. Whenever the Conversion Price is
adjusted pursuant to any provision of this Section 7, the Corporation shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Corporation issues a variable rate security, despite the prohibition thereon in the Purchase Agreement, the Corporation shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction (as defined in the Purchase
Agreement).

     ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common
Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D)
the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be delivered to the Holder at its last address as it shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x)
the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert the Conversion Amount of this
Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

     Section 8. Forced Conversion.

     a) Forced Conversion. Notwithstanding anything herein to the contrary, on the 21st Trading Day (the "Automatic Conversion Date") following the later of the effective date of the Reverse Split and the Effective Date, the Preferred
Stock plus all accrued but unpaid dividends thereon and all liquidated damages and other amounts due in respect of the Preferred Stock shall automatically convert into Common Stock pursuant to Section 6, at a conversion price equal to the lesser of (i) $0.20 (subject to adjustment for the Reverse Split) or (ii)
90% of the average of the VWAPs for the 20 Trading Days immediately following the effective date of the Reverse Split. All Forced Conversions shall occur automatically without any action on the part of the Holders; provided, however, that a Holder may voluntarily convert its Preferred Stock prior to the Automatic
Conversion Date. Notwithstanding anything herein to the contrary, the limitations on conversion set forth in Section 6(c) hereof shall not apply to any Forced Conversion.

     Section 9. Redemption Upon Triggering Events.

     a) "Triggering Event" means any one or more of the following events
(whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

     i. the failure of a Conversion Shares Registration Statement to be declared effective by the Commission on or prior to the 270th day after the Original
Issue Date;

     ii. if, during the Effectiveness Period, the effectiveness of the
Conversion Shares Registration Statement lapses for more than an aggregate of 75 calendar days (which need not be consecutive calendar days) during any 12 month period, or the Holder shall not otherwise be permitted to resell Registrable
Securities under the Conversion Shares Registration Statement for more than an aggregate of 75 calendar days (which need not be consecutive calendar days)
during any 12 month period;

     iii. the Corporation shall fail to deliver certificates representing
Conversion Shares issuable upon a conversion hereunder that comply with the provisions hereof prior to the tenth Trading Day after such shares are required to be delivered hereunder, or the Corporation shall provide written notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any shares of Preferred
Stock in accordance with the terms hereof;

     iv. one of the Events (as defined in the Registration Rights Agreement)
described in subsections (i), (ii) or (iii) of Section 2(b) of the Registration
Rights Agreement shall not have been cured to the satisfaction of the Holders prior to the expiration of 30 calendar days from the Event Date (as defined in the Registration Rights Agreement) relating thereto (other than an Event resulting from a failure of a Conversion Shares Registration Statement to be declared effective by the Commission on or prior to the 270th day after the
Original Issue Date, which shall be covered by Section 9(a)(i));

     v. the Corporation shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In within fifteen calendar days after notice therefor is delivered hereunder or shall fail to pay all amounts owed on account of any
Event (as defined in the Registration Rights Agreement) within fifteen days of the date due;

     vi. the Corporation shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion hereunder;

     vii. unless specifically addressed elsewhere in this Certificate of
Designation as a Triggering Event, the Corporation shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of the Transaction Documents, and such failure or breach shall not, if subject to the possibility of a cure by the Corporation, have been cured within 30 calendar days after the date on which written notice of such failure or breach shall have been delivered;

     viii. the Corporation shall redeem more than a de minimis number of Junior
Securities other than as to repurchases of Common Stock or Common Stock
Equivalents from departing officers and directors of the Corporation, provided that, while any of the Preferred Stock remains outstanding, such repurchases shall not exceed an aggregate of $100,000 from all officers and directors;

     ix. the Corporation shall be party to a Change of Control Transaction;

     x. there shall have occurred a Bankruptcy Event;

     xi. the Common Stock shall fail to be listed or quoted for trading on a
Trading Market for more than ten Trading Days, which need not be consecutive
Trading Days; or

     xii. any monetary judgment, writ or similar final process shall be entered or filed against the Corporation, any Subsidiary or any of their respective property or other assets for greater than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

     b) Upon the occurrence of a Triggering Event, each Holder shall (in addition to all other rights it may have hereunder or under applicable law) have the right, exercisable at the sole option of such Holder, to require the
Corporation to, (A) with respect to the Triggering Events set forth in Sections
9(a)(iii), (v), (vi), (vii), (viii), (ix) (as to Changes of Control approved by the Board of Directors of the Corporation) and (x) (as to voluntary filings only), redeem all of the Preferred Stock then held by such Holder for a redemption price, in cash, equal to the Triggering Redemption Amount or (B) at the option of the Holder and with respect to the Triggering Events set forth in
Sections 9(a)(i), (ii), (iv), (ix) (as to Changes of Control not approved by the
Board of Directors of the Corporation), (x) (as to involuntary filings only),
(xi) and (xii), either (a) redeem all of the Preferred Stock then held by such
Holder for a redemption price, in shares of Common Stock, equal to a number of shares of Common Stock equal to the Triggering Redemption Amount divided by 75%
of the average of the 10 VWAPs immediately prior to the date of election hereunder or (b) increase the dividend rate on all of the outstanding Preferred
Stock held by such Holder to 18% per annum thereafter. The Triggering Redemption
Amount, in cash or in shares, shall be due and payable or issuable, as the case may be, within five Trading Days of the date on which the notice for the payment therefor is provided by a Holder (the "Triggering Redemption Payment Date"). If
the Corporation fails to pay in full the Triggering Redemption Amount hereunder on the date such amount is due in accordance with this Section (whether in cash or shares of Common Stock), the Corporation will pay interest thereon at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law, accruing daily from such date until the Triggering Redemption Amount, plus all such interest thereon, is paid in full. For purposes of this Section, a share of Preferred Stock is outstanding until such date as the Holder shall have received Conversion Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof or has been paid the Triggering Redemption
Amount in cash.

     Section 10. Negative Covenants. So long as any shares of Preferred Stock are outstanding, the Corporation shall not, and shall not permit any of its
Subsidiaries to, directly or indirectly, without the prior written consent of the Holders of 67% of the shares of Preferred Stock then outstanding:

     a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

     b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

     c) amend its certificate of incorporation, bylaws or other charter documents so as to materially and adversely affect any rights of any Holder;

     d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock, Common Stock
Equivalents or Junior Securities, except for the Conversion Shares to the extent permitted or required under the Transaction Documents or as otherwise permitted by the Transaction Documents;

     e) enter into any agreement or understanding with respect to any of the foregoing; or

     f) pay cash dividends or distributions on Junior Securities of the
Corporation.

     Section 11. Miscellaneous.

     a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder including, without limitation, any Notice of
Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the
Corporation, at the address set forth above, facsimile number 646-218-1885,
Attn: Alan Schoenbart or such other facsimile number or address as the
Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 11. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 11 prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 11 between 5:30 p.m. and 11:59 p.m. (New York
City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv)
upon actual receipt by the party to whom such notice is required to be given.

     b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the
Corporation, which is absolute and unconditional, to pay liquidated damages, accrued dividends and accrued interest, as applicable, on the shares of
Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

     c) Lost or Mutilated Preferred Stock Certificate. If a Holder's Preferred
Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of
Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

     d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents)
shall be commenced in the state and federal courts sitting in the City of New
York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.
Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this
Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of
Designation or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

     e) Waiver. Any waiver by the Corporation or the Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation. The failure of the
Corporation or the Holder to insist upon strict adherence to any term of this
Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or the Holder must be in writing.

     f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of
Designation shall remain in effect, and if any provision is inapplicable to any
Person or circumstance, it shall nevertheless remain applicable to all other
Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

     g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

     h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

     i) Status of Converted or Redeemed Preferred Stock. Shares of Preferred
Stock may only be issued pursuant to the Purchase Agreement. If any shares of
Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series E 6% Convertible
Preferred Stock.

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation of
Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

        IN WITNESS WHEREOF, the undersigned have executed this Certificate this
5th day of April, 2006.

/s/ Costa Papastephanou                      /s/ Ron Lipstein
Name:  Costa Papastephanou                   Name:  Ron Lipstein
Title:  President                            Title:  Secretary

                                     ANNEX A

                              NOTICE OF CONVERSION

 (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series E 6%
Convertible Preferred Stock indicated below into shares of common stock, par value $.001 per share (the "Common Stock"), of Ortec International, Inc., a
Delaware corporation (the "Corporation"), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Purchase Agreement.
No fee will be charged to the Holder for any conversion, except for any such transfer taxes.

Conversion calculations:

              Date to Effect Conversion: _____________________________________________

              Number of shares of Preferred Stock owned prior to Conversion: _______________

              Number of shares of Preferred Stock to be Converted: ________________________

              Stated Value of shares of Preferred Stock to be Converted: ____________________

              Number of shares of Common Stock to be Issued: ___________________________

              Applicable Conversion Price:____________________________________________

              Number of shares of Preferred Stock subsequent to Conversion: ________________

                                      [HOLDER]

                                      By:___________________________________
                                      Name:
                                     Title: